UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 23, 2022

Alfi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40294	30-1107078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

429 Lenox Avenue
Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 395-4520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2022, Alfi, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Gliderdale Capital Partners LLC (“Lender”), pursuant to which Lender loaned to the Company the amount of $1,000,000 (the “Loan”). Interest on the unpaid principal amount of the Loan accrues at a rate of 17% per annum, simple interest, and is payable quarterly in arrears commencing on December 31, 2022. The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon, is due and payable on August 23, 2026. All or part of the outstanding principal amount of the Loan may be prepaid at any time after August 23, 2023, and upon five days prior written notice to Lender, without penalty or premium.

Pursuant to the Credit Agreement, the Company executed a convertible note with a principal amount of $1,000,000 (the “Note”) and a three-year warrant (the “Warrant”) to purchase 711,743 shares of the Company’s common stock (the “Common Stock”). Each of the Note and Warrant are convertible or exercisable, respectively, for shares of Common Stock commencing November 23, 2022, at a conversion price of $1.405 per share under the Note and an exercise price of $1.28 per share under the Warrant. The conversion price of the Convertible Note and the exercise price of the Warrant are subject to anti-dilution adjustments for stock splits, stock dividends and similar corporate actions, but not for other dilutive equity issuances. The Warrant may be exercised for cash or on a cashless basis. The Convertible Note and Warrant also provide for certain “piggyback” registration rights to Lender if the Company shall determine to register on a new registration statement any shares of Common Stock for resale for the account of selling stockholders, subject to certain exceptions.

The Credit Agreement contains representations and warranties, events of default and affirmative and negative covenants customary for a transaction of the type and size contemplated by the Credit Agreement. In addition, no later than October 7, 2022, the Company shall grant to Lender a security interest in all business assets of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures included in Item 1.01 above, including regarding the Credit Agreement and the related documents, and the transactions completed thereby, are incorporated into this Item 2.03 in their entirety by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 above regarding the Note and Warrant are incorporated into this Item 3.02 in their entirety by reference. The issuance of the Note and Warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) because the transaction did not involve a public offering, and Lender confirmed that it was an “accredited investor”. The Note, the Warrant, and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant, are subject to transfer restrictions and the Note and Warrant contain, and the certificates representing the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant will contain, an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALFI, INC.

By:	/s/ Louis Almerini
Louis Almerini
Interim Chief Financial Officer

Date: August 29, 2022